Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238707

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Depositary shares of Pinnacle Financial Partners, Inc., each representing a 1/40th Interest in a share of its 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B	3,480,000	$25.00	$87,000,000	$11,292.60

(1)	This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 27, 2020)

3,480,000 Depositary Shares Each Representing a 1/40th Interest in a Share of

6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B

We are offering to sell 3,480,000 depositary shares (the “depositary shares”), each of which represents a 1/40th ownership interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of Pinnacle Financial Partners, Inc. (the “Series B preferred stock”) deposited with Computershare Inc. and Computershare Trust Company, N.A. acting jointly as the depositary (the “depositary”). The shares being offered hereby are sometimes referred to herein as the “offered depositary shares.” The depositary shares are evidenced by depositary receipts. As a holder of depositary shares, you will be entitled to all rights and preferences of the Series B preferred stock represented thereby (including dividend, voting, redemption, and liquidation rights) in proportion to the applicable fraction of a share of Series B preferred stock represented by such depositary share. You must exercise any such rights through the depositary.

This offering is a reopening of our original issuance of the depositary shares, which occurred on June 3, 2020. The depositary shares issued on June 3, 2020 are sometimes referred to herein as the “original depositary shares.” As of June 8, 2020, there were 5,520,000 depositary shares outstanding. The offered depositary shares will be fungible with and form a single series with the original depositary shares and will be identical in all respects and have the same CUSIP as the original depositary shares.

Dividends on the Series B preferred stock will be payable when, as and if declared by our board of directors or a duly authorized committee of the board and to the extent that we have lawfully available funds to pay dividends. Dividends will accrue and be payable quarterly, in arrears, from and including the June 3, 2020 original issuance date of the original depositary shares at a rate equal to 6.75% per annum, on March 1, June 1, September 1 and December 1 of each year, beginning on September 1, 2020, except in each case where such day is not a business day.

Dividends on the Series B preferred stock are not cumulative and are not mandatory. If for any reason our board of directors or a duly authorized committee of the board does not declare a dividend on the Series B preferred stock in respect of a dividend period (as defined herein), then no dividend will be deemed to have accrued for such dividend period or be payable, and we will have no obligation to pay any dividend for such dividend period to the holder of the Series B preferred stock, including the depositary, and no related distribution will be made on the depositary shares, whether or not our board of directors or a duly authorized committee of the board declares a dividend on the Series B preferred stock for any future dividend period.

We may, at our option and subject to any required regulatory approvals, redeem the Series B preferred stock, (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025, or (ii) in whole but not in part, at any time within 90 days following a “Regulatory Capital Treatment Event” (as defined herein), in each case at a redemption price equal to $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. If we redeem the Series B preferred stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of the Series B preferred stock nor holders of depositary shares have the right to require redemption or repurchase of the Series B preferred stock.

The Series B preferred stock does not have any voting rights, except in certain limited circumstances described under “Description of the Series B Preferred Stock — Voting Rights” beginning on page S-25 and as otherwise required by Tennessee law.

The depositary shares are listed on the Nasdaq Global Select Market under the symbol “PNFPP.” Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “PNFP.”

	Per Depositary Share	Total
Public offering price(1)	$25.00	$87,000,000
Underwriting discounts	$0.7875	$2,740,500
Proceeds, before expenses, to us	$24.2125	$84,259,500

(1)

The public offering price set forth above does not include dividends, if any, that may be declared. Dividends, if declared, will be calculated from the June 3, 2020 original issuance date of the original depositary shares.

Investing in the depositary shares involves risks. Before investing in the depositary shares, potential purchasers of the depositary shares should consider the information set forth in the “Risk Factors” section beginning on page S-9 of this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated herein by reference.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (“Federal Reserve”), nor any other government agency or instrumentality has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Neither the Series B preferred stock nor the depositary shares are savings accounts, deposits or other obligations of our subsidiary bank, Pinnacle Bank, or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC, Federal Reserve, or any other government agency or instrumentality.

The underwriters expect to deliver the depositary shares in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.A., as operator of the Euroclear System, and Clearstream Banking, Société Anonyme, against payment therefor in immediately available funds, on or about June 11, 2020, which is the third business day after the date hereof (such settlement being referred to as “T+3”). See “Underwriting” for details.

Joint Book-Running Managers

Keefe, Bruyette & Woods A Stifel Company	J.P. Morgan	Raymond James

Prospectus Supplement dated June 8, 2020

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Pinnacle Financial,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Pinnacle Financial Partners, Inc. References to “Pinnacle Bank” or the “Bank” mean Pinnacle Bank, which is our wholly owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before deciding to purchase the depositary shares.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. If any information conflicts with any statement in a document that we have incorporated by reference into this prospectus supplement, then you should consider only the statement in the most recent document.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, and in any free writing prospectus with respect to this offering filed by us with the U.S. Securities and Exchange Commission (“SEC”) in making your investment decision. We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus with respect to this offering that we prepare and distribute to you. We take no responsibility for, and can provide you with no assurance as to the reliability of, any other information others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering that we prepare and distribute to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the underwriters are not offering to sell nor seeking offers to buy the depositary shares in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus supplement or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which are considered to be a part of this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  25, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2020, specifically incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 24, 2020, March 9, 2020 April 24, 2020, June 1, 2020 and June 3, 2020; and

•	the description of our depositary shares contained in the Registration Statement on Form 8-A12B, filed with the SEC on June 3, 2020.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus supplement and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus supplement commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus supplement are available without charge to you on the internet at www.pnfp.com or by contacting our Corporate Secretary at Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, Attention: Investor Relations, (615) 744-3700. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement.

We have also filed a registration statement (No. 333-238707) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits thereto. The registration statement may contain additional information that may be important to you.

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR SET FORTH IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. NEITHER WE NOR ANY UNDERWRITERS, DEALERS OR AGENTS HAVE AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ADDITIONAL OR

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DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY OTHER OFFERING MATERIAL OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES ON THE FRONT OF THOSE DOCUMENTS.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents incorporated by reference or deemed incorporated by reference herein, the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.

Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “predict,” “continue,” “seek,” “aim,” “potential,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, like the potential impacts of the COVID-19 pandemic, and which may include, but are not limited to, those listed below and the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factors discussed under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other risks and uncertainties set forth from time to time in our other filings with the SEC.

We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the performance of Bankers Healthcare Group, LLC, or BHG, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	deterioration in the financial condition of our or BHG’s borrowers resulting in significant increases in credit losses and provisions for those losses and, in the case of BHG, substitutions;

•

the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and on our and our customers’ business, results of operations, asset quality and financial condition;

•	the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when we are seeking to lower rates we pay on deposits;

•	our inability, or the inability of entities in which we have significant investments, like BHG, to maintain the historical growth rate of our, or such entities’, loan portfolio;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

•	effectiveness of our asset management activities in improving, resolving or liquidating lower-quality assets;

•	the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin;

•

adverse conditions in the national or local economies including in our markets, including those throughout Tennessee, North Carolina, Georgia, South Carolina and Virginia, particularly in commercial and residential real estate markets;

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•

fluctuations or differences in interest rates on loans or deposits from those that we are modeling or anticipating, including as a result of our inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve or changes to the interest rate at which commercial banks borrow and lend their excess reserves to each other overnight to include a possible negative interest rate environment;

•	the results of regulatory examinations;

•	our ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions;

•	difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions;

•	BHG’s ability to profitably grow its business and successfully execute on its business plans;

•	risks of expansion into new geographic or product markets, including the recent expansion into the Atlanta, Georgia metro market;

•	any matter or development, including those resulting from the COVID-19 pandemic, that would cause us to conclude that there was impairment of any asset, including goodwill or other intangible assets;

•

reduced ability to attract additional financial advisors (or failure of those advisors to cause their clients to switch to us), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions;

•	deterioration in the valuation of other real estate owned and increased expenses associated therewith;

•

inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if our level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by our regulators;

•	approval of the declaration of any dividend by our board of directors;

•

the vulnerability of our network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•

the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which we have significant investments, like BHG, and the development of additional banking products for our corporate and consumer clients;

•

the risks associated with our being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by us;

•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments;

•	the availability of and access to capital;

•

adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic, such as the Paycheck Protection Program;

•	general competitive, economic, political and market conditions; and

•

the other factors and information contained in this prospectus supplement and in the other reports and filings that we make with the SEC, including those described in “Item 1A Risk Factors” of our Annual Report on

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Form 10-K for the year ended December 31, 2019 and “Part II, Item 1A Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which risks may be heightened by the disruption and uncertainty resulting from the COVID-19 pandemic.

We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated by reference herein or therein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. It does not contain all of the information that may be important to your decision to purchase the depositary shares offered hereby. You should read this prospectus supplement, the accompanying prospectus, as well as the information to which we refer you, and the information incorporated by reference herein and therein carefully, especially the “Risk Factors” sections and the historical financial statements and the related notes thereto and management’s discussion and analysis before making a decision to purchase the depositary shares representing interests in our Series B preferred stock.

Pinnacle Financial is a Tennessee corporation that was incorporated on February 28, 2000, and is a bank holding company and financial holding company. The primary business of Pinnacle Financial is conducted through its wholly-owned bank subsidiary, Pinnacle Bank, a Tennessee state-chartered, non-member bank. Pinnacle Financial and Pinnacle Bank also collectively hold a 49% interest in BHG. BHG is engaged in the origination of commercial and consumer loans primarily to healthcare providers and other professionals throughout the United States. As of March 31, 2020, Pinnacle Financial had total consolidated assets of approximately $29.26 billion, total deposits of approximately $21.33 billion, total liabilities of approximately $24.88 billion and shareholders’ equity of approximately $4.39 billion.

Pinnacle Bank, headquartered in Nashville, Tennessee, operates as a community bank in 12 primarily urban markets and their surrounding communities, including the Atlanta, Georgia market, which Pinnacle Bank has expanded into in 2020. As an urban community bank, Pinnacle Bank provides the personalized service most often associated with smaller banks while offering many of the sophisticated products and services, such as investments and treasury management, more typically found at much larger banks. This approach has enabled Pinnacle Bank to attract clients from the regional and national banks in all its markets. As a result, Pinnacle Bank has grown steadily in market share rankings based on deposits in many of its markets according to the 2019 FDIC Summary of Deposits data, including the largest market share in the Nashville, TN metropolitan statistical area, or MSA, the third largest market share in the Greensboro-High Point, NC MSA and the fourth largest market share in the Knoxville, TN MSA.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “PNFP.” Our principal executive offices are located at 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, and our telephone number is (615) 744-3700. Our internet address is www.pnfp.com. Please note our website is provided as an inactive textual reference and the information on our website is not a part of, nor incorporated by reference into, this prospectus supplement.

THE OFFERING

The following description contains basic information about the depositary shares representing interests in our Series B preferred stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares, you should read the sections of this prospectus supplement entitled “Description of the Series B Preferred Stock” and “Description of the Depositary Shares” beginning on page S-19 and S-28, respectively.

Issuer	Pinnacle Financial Partners, Inc.

Securities Offered	3,480,000 depositary shares, each representing a 1/40th ownership interest in a share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value (the “Series B preferred stock”), with a liquidation preference of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled, through Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as the depositary (the “depositary”), to all the rights and preferences of the Series B preferred stock represented thereby (including dividend, voting, redemption and liquidation rights) in proportion to the applicable fraction of a share of Series B preferred stock represented by such depositary share.

On June 3, 2020, we issued an aggregate of 5,520,000 depositary shares, each representing a 1/40th ownership interest in a share of Series B preferred stock. The additional depositary shares offered hereby will be identical in all respects and fungible with and form a single series with the original depositary shares and have the same CUSIP as the original depositary shares.

We may in the future from time to time, without notice to or consent of the holders of the Series B preferred stock or the holders of the depositary shares, issue additional shares of the Series B preferred stock; provided, that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series B preferred stock and related depositary shares offered hereby. The additional shares of Series B preferred stock would form a single series with the Series B preferred stock offered hereby. In the event we issue additional shares of Series B preferred stock, we will issue a corresponding number of additional depositary shares. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B preferred stock or the related depositary shares.

No Maturity	The Series B preferred stock does not have any maturity date and will be perpetual unless redeemed at our option. Accordingly, the

Series B preferred stock and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them and receive prior approval of the Federal Reserve if required to do so.

Dividends	We will pay dividends on the Series B preferred stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board) out of funds legally available for the payment thereof. Upon payment of any dividends on the Series B preferred stock, holders of depositary shares are expected to receive a proportionate payment.

Dividends will accrue on the stated amount of $1,000 per share of the Series B preferred stock (the “stated amount”) (equivalent to $25 per depositary share) at a rate of 6.75% per annum from and including June 3, 2020, the date of issuance of the original depositary shares.

Dividends will be payable in arrears on each dividend payment date.

Dividends on shares of the Series B preferred stock are not cumulative and are not mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series B preferred stock in respect of a dividend period (as defined under “Description of the Series B Preferred Stock — Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series B preferred stock are declared for any future dividend period.

A “dividend period” means the period from, and including, each dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, June 3, 2020 to, but excluding, the first dividend payment date.

If a dividend on the Series B preferred stock is declared for any dividend period, such dividend will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In the event that any dividend payment date is not a business day (as defined in “Description of the Series B Preferred Stock — Dividends” beginning on page S-20), then the dividend with respect to that dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. For the avoidance of doubt, the succeeding dividend period will be from, and including, the previous dividend payment date (that was not a business day)

to, but excluding, the next succeeding dividend period’s dividend payment date.

So long as any Series B preferred stock remains outstanding, unless full dividends for the most recently completed dividend period have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of Series B preferred stock, we may not, subject to certain important exceptions:

•

declare, pay or set aside for payment any dividend or distribution on any shares of capital stock ranking junior to the Series B preferred stock as to dividend rights or upon liquidation, dissolution or winding-up of Pinnacle Financial;

•

repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking junior to the Series B preferred stock as to dividend rights or upon liquidation, dissolution or winding-up of Pinnacle Financial; or

•

repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of capital stock ranking on parity with the Series B preferred stock, including the Series B preferred stock, as to dividend rights or upon liquidation, dissolution or winding-up of Pinnacle Financial.

See “Description of the Series B Preferred Stock — Priority of Dividends” beginning on page S-21.

We will not be able to declare, pay, or set aside payment for dividends if we fail to comply, or if and to the extent such act would cause us to fail to comply, with certain covenants in our credit agreement that we have entered into or other instruments now in existence or hereafter entered into evidencing our indebtedness. For more information, see “Risk Factors” beginning on page S-9.

Payment of dividends on the Series B preferred stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock — Dividends” beginning on page S-20.

Dividend Payment Dates	When, as and if declared by our board of directors or a duly authorized committee of our board of directors, we will pay cash dividends on the Series B preferred stock quarterly, in arrears, on March 1, June 1, September 1 and December 1 of each year (each, a “dividend payment date”), beginning on September 1, 2020.

Liquidation Rights	In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holders of the shares of the Series B preferred stock will be entitled to receive a liquidating distribution of $1,000 per share of Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of stock ranking junior to the Series B preferred stock. Distributions will be made pro rata as to the Series B preferred stock and any other stock ranking on parity with the Series B preferred stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series B preferred stock and any other stock ranking on parity with the Series B preferred stock. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B preferred stock will have no right or claim to any of our remaining assets.

Redemption	The Series B preferred stock is not subject to any mandatory redemption, sinking fund or other similar provision.

We may, at our option and subject to any required regulatory approval, redeem the shares of the Series B preferred stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025, or (ii) in whole but not in part at any time within 90 days following a regulatory capital treatment event (as defined under “Description of the Series B Preferred Stock — Redemption”), in each case at a cash redemption price of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date. If we redeem Series B preferred stock, the depositary will redeem a proportionate number of depositary shares.

Neither the holders of the Series B preferred stock nor the holders of the depositary shares have the right to require the redemption or repurchase of the Series B preferred stock.

Redemption of the Series B preferred stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series B Preferred Stock — Redemption” beginning on page S-24. Under capital adequacy rules currently applicable to us, any redemption of the Series B preferred stock would be subject to prior approval of the Federal Reserve.

Ranking	The Series B preferred stock ranks senior to our common stock and will rank senior to each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Pinnacle Financial with or senior to the Series B preferred stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Pinnacle Financial. The Series B preferred stock will rank on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Pinnacle Financial with any class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B preferred stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Pinnacle Financial. The Series B preferred stock ranks junior to all of our existing indebtedness and other liabilities and will rank junior to our future indebtedness and other liabilities and any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series B preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Pinnacle Financial. The issuance of such senior series of capital stock must be approved by the requisite holders of at least two-thirds of the outstanding Series B preferred stock and all other stock on a parity with the Series B Preferred Stock, if any having such voting rights, voting together as a single class. See “Description of the Series B Preferred Stock — Ranking” on page S-20.

We may, from time to time, authorize and issue additional shares of preferred stock ranking equally with the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding-up. We may also create and issue shares of preferred stock ranking senior to the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series B preferred stock and any parity stock entitled to vote thereon, voting together as a single class. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series B preferred stock.

Voting Rights

The holders of the Series B preferred stock do not have voting rights, except (i) as specifically required by Tennessee law, (ii) in the case of certain dividend non-payments, (iii) with respect to the issuance of senior capital stock of Pinnacle Financial, (iv) with respect to changes to our organizational documents that would adversely affect the voting powers, preferences or special rights of the Series B preferred stock or (v) to approve the consummation of a binding share exchange or reclassification involving the Series B preferred stock or a merger or consolidation of Pinnacle Financial with another corporation or other entity subject to certain exceptions. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Series B Preferred Stock — Voting Rights” beginning on page S-25 and “Description of the Depositary Shares — Voting of the Series B Preferred Stock” beginning on page S-30.

Preemptive and Conversion Rights	None.

Listing	The depositary shares are listed on the Nasdaq Global Select Market under the symbol “PNFPP.”

Tax Consequences	If you are a non-corporate U.S. Holder (as defined below under “Material United States Federal Income Tax Considerations”), dividends paid to you will generally qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate U.S. Holder, dividends received by you will generally be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a Non-U.S. Holder (as defined below under “Material United States Federal Income Tax Considerations”), dividends paid to you will generally be subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series B preferred stock, see “Material U.S. Federal Income Tax Considerations” beginning on page S-35.

Use of Proceeds	We estimate that the net proceeds from this offering of the depositary shares will be approximately $84,159,500 after deducting the underwriting discount and our estimated offering expenses. The net proceeds from our offering of the 5,520,000 original depositary shares after deducting the underwriting discount and our estimated offering expenses of that offering were $133,153,000. We intend to use the net proceeds from the sale of the offered depositary shares and the original depositary shares for general corporate purposes, which may include working capital, capital investments and expenditures, repayment of outstanding indebtedness of ours or Pinnacle Bank and capitalizing Pinnacle Bank or other of our operating subsidiaries.

See “Use of Proceeds” in this prospectus supplement.

Depositary Transfer Agent and Registrar	Computershare Inc. and Computershare Trust Company, N.A. serve jointly as depositary for the depositary shares.

Computershare Trust Company, N.A. serves as transfer agent and registrar for the Series B preferred stock and the depositary shares.

Risk Factors	Investing in the depositary shares representing interests in the Series B preferred stock involves certain risks. Before investing in the depositary shares, you should carefully consider the information in this prospectus supplement and the accompanying prospectus, including any information incorporated herein or in the accompanying prospectus by reference, and any final term sheet, if any, describing the terms of the depositary shares or Series B preferred stock. In particular, you should consider carefully the risk factors described in “Risk Factors” beginning on page S-9 of this prospectus supplement, under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.

RISK FACTORS

Investing in the depositary shares involves a high degree of risk. You should carefully consider the following risk factors related to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2020, in addition to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in the depositary shares. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of our other filings.

You are making an investment decision with regard to the depositary shares as well as the Series B preferred stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series B preferred stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series B preferred stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.

The Series B preferred stock constitutes an equity security and ranks junior to all of our and our subsidiaries’ existing indebtedness and will rank junior to our and our subsidiaries’ future indebtedness.

Shares of the Series B preferred stock are equity interests in Pinnacle Financial and do not constitute indebtedness. Accordingly, shares of the Series B preferred stock and the related depositary shares are and will be junior in right of payment to any existing and all future indebtedness and other non-equity claims of Pinnacle Financial with respect to assets available to satisfy claims on us, including in a liquidation of Pinnacle Financial. In the event of our bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Series B preferred stock and any parity stock only after all of our liabilities have been paid and any obligations we owe on any securities that rank senior to the Series B preferred stock then outstanding, if any, have been satisfied. In case of such bankruptcy, liquidation, dissolution or winding-up, the Series B preferred stock will rank equally with any parity stock in the distribution of our assets. Holders of the depositary shares may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding. In addition, our existing and future indebtedness may restrict payment of dividends on the Series B preferred stock.

Also, as a financial holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations discussed below.

The Series B preferred stock and the depositary shares representing the Series B preferred stock effectively rank junior to any existing and all future liabilities of our subsidiaries.

We are a financial holding company and conduct substantially all of our operations through our subsidiaries. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus the ability of the holder of the Series B preferred stock and the holders of the depositary shares to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Series B preferred stock and the depositary shares representing the Series B preferred stock then outstanding.

We, together with Pinnacle Bank, own 49% of the outstanding equity interests of BHG. Our right to participate in any distribution of the assets of BHG upon its liquidation, reorganization, receivership or conservatorship (and thus the ability of the holders of the Series B preferred stock and the holders of the depositary shares to benefit indirectly from such distribution) will rank junior to the prior claims of BHG’s creditors. Moreover, our 49%

ownership interest in BHG and minority board representation on BHG’s board means that we, and Pinnacle Bank, cannot cause BHG to make distributions to us and Pinnacle Bank that could be used to pay dividends on the Series B preferred stock. In addition, BHG is a party to various loan agreements pursuant to which BHG’s ability to make distributions to us may be limited.

As of March 31, 2020, on a consolidated basis, our liabilities totaled approximately $24.879 billion, which includes approximately $21.333 billion of deposit liabilities, $2.318 billion of Federal Home Loan Bank advances and approximately $683.0 million of other borrowings, reported net of $13.3 million of debt issuance costs and fair value adjustments, which include $420.0 million of subordinated notes issued by Pinnacle Financial, $130.0 million of subordinated notes issued by Pinnacle Bank and $133.0 million of trust preferred securities and accompanying junior subordinated debentures, and approximately $545.0 million of other liabilities. All of these liabilities are contractually or structurally senior to the Series B preferred stock and the depositary shares. Pinnacle Financial also has a $75.0 million revolving credit facility with U.S. Bank, National Association which had no amounts outstanding as of March 31, 2020. Any borrowings under the revolving credit facility would rank senior to the depositary shares.

We may also incur additional indebtedness in the future and the Series B preferred stock and the depositary shares representing the Series B preferred stock will be junior to this indebtedness. The Series B preferred stock and the depositary shares representing the Series B preferred stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “Description of the Series B Preferred Stock — Voting Rights.” The holders of the Series B preferred stock, and therefore the holders of the depositary shares representing the Series B preferred stock, will have limited voting rights.

The Series B preferred stock may be junior in rights and preferences to future preferred stock.

The Series B preferred stock may be junior to preferred stock we issue in the future which by its terms is expressly senior to the Series B preferred stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B preferred stock, voting together as a single class with any other parity stock having voting rights with respect to such issuance, is required to authorize or issue any shares of stock senior in rights and preferences to the Series B preferred stock. The terms of any of our future preferred stock expressly senior to the Series B preferred stock may restrict dividend payments on the Series B preferred stock. In this case, unless full dividends for any outstanding preferred stock senior to the Series B preferred stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series B preferred stock, and no shares of the Series B preferred stock may be repurchased, redeemed, or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series B preferred stock not being paid or the Series B preferred stock not being redeemed.

Our ability to pay dividends on, redeem or repurchase the Series B preferred stock and the depositary shares representing the Series B preferred stock may be limited by the terms of our other outstanding securities, including our junior subordinated debentures, and the terms of our indebtedness, including our credit agreement.

The payment of dividends by us on the Series B preferred stock and the depositary shares representing the Series B preferred stock is also subject to restrictions arising under the terms of our junior subordinated debentures underlying our trust preferred securities. Subject to certain exceptions, the terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Series B preferred stock, and therefore the depositary shares representing the Series B preferred stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated debentures for a certain number of quarters. Moreover, the terms of the loan agreement for Pinnacle Financial’s line of credit with U.S. Bank prohibits us from paying dividends when there is an event of default existing under the loan agreement, or the payment of a dividend would cause an event of default. Without notice to or consent from the holder of the Series B preferred stock and the holders of the depositary shares representing the Series B preferred stock, we may enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Series B preferred stock, and therefore the depositary shares representing the Series B preferred stock.

The depositary shares and the Series B preferred stock are not insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries.

The depositary shares and the Series B preferred stock are equity securities and are not bank deposits or savings accounts and therefore, are not insured or guaranteed against loss by the FDIC or any other governmental agency or instrumentality. The depositary shares are obligations of Pinnacle Financial only and are not obligations of, or guaranteed by, any of our subsidiaries, including Pinnacle Bank.

Our ability to pay dividends will depend on receipt of dividends and distributions from our subsidiaries and BHG.

We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including Pinnacle Bank. We depend on dividends, distributions and other payments from our subsidiaries, and BHG, to meet our obligations, including to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which Pinnacle Bank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise). Pinnacle Bank is required by Tennessee law to obtain the prior approval of the Commissioner of the Tennessee Department of Financial Institutions (the “TDFI”) for payments of dividends if the total of all dividends declared by its board of directors in any calendar year will exceed the total of Pinnacle Bank’s net income for that year, plus Pinnacle Bank’s retained net income for the preceding two years. There can be no assurance that Pinnacle Bank could receive any approval that may be required from the Commissioner of the TDFI to pay dividends. Under the Federal Deposit Insurance Act, an insured depository institution such as Pinnacle Bank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiary, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiary were to pay dividends. Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See “Item 1—Business—Supervision and Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make dividend payments on the Series B preferred stock. Because we, and Pinnacle Bank, own only 49% of BHG and do not control BHG, we do not have the ability, on our own, to cause BHG to make distributions to us or Pinnacle Bank.

Regulatory guidelines may restrict our ability to pay dividends on the Series B preferred stock, and therefore your ability to receive distributions on the depositary shares, regardless of whether we are the subject of an insolvency proceeding.

Under the Federal Reserve’s capital rules, dividends on the Series B preferred stock may only be paid out of our net income, retained earnings or surplus related to other additional tier 1 capital instruments. In addition, the Federal Reserve’s capital rules include a capital conservation buffer that has been fully phased-in since January 1, 2019. The buffer can be satisfied only with common equity, tier 1 capital. If our risk-based capital ratios do not satisfy minimum requirements plus the capital conservation buffer, we will face graduated constraints on, among other things, capital distributions (including dividends on the Series B preferred stock) based on the amount of the shortfall and the amount of our “eligible retained income” (that is, the greater of four quarters trailing net income, net of distributions and tax effects not reflected in net income or the average of net income as reported to the Federal Reserve for the four calendar quarters preceding the current calendar quarter). If and to the extent payment of dividends on the Series B preferred stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the Series B preferred stock and holders of the depositary shares representing interests in the Series B preferred stock will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue or be payable.

Dividends on the Series B preferred stock are non-cumulative and discretionary. If we do not declare dividends on the Series B preferred stock, holders of the depositary shares will not be entitled to receive related distributions on their depositary shares.

Dividends on the Series B preferred stock are non-cumulative and discretionary, not mandatory. Consequently, if our board of directors does not authorize and declare a dividend for any dividend period, the holder of the Series B preferred stock, and therefore the holders of the depositary shares, will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for such dividend period, whether or not dividends are authorized and declared for any subsequent dividend period with respect to the Series B preferred stock. Our board of directors may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Series B preferred stock or no dividend for any dividend period even if funds are available. Factors that would be considered by our board of directors in making this determination include our financial condition, liquidity and capital needs, the impact of current and pending legislation and regulations, economic conditions, including worsening economic conditions resulting from the COVID-19 pandemic, our ability to service any equity or debt obligations senior to the Series B preferred stock, any credit agreements to which we are a party, tax considerations and such other factors as our board of directors may deem relevant.

Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B preferred stock dividends are payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of the board and as a Tennessee corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

We have the right, upon the occurrence of certain events, to redeem the Series B preferred stock prior to September 1, 2025.

By its terms, the Series B preferred stock may be redeemed by us prior to September 1, 2025 upon the occurrence of certain events relating to the regulatory capital treatment of the Series B preferred stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “regulatory capital treatment event” (as defined herein), we may, at our option at any time within 90 days following such regulatory capital treatment event, redeem in whole, but not in part, the Series B preferred stock, subject to receipt of any then required regulatory approvals, including the approval of the Federal Reserve. See “Description of the Series B Preferred Stock — Redemption” beginning on page S-24.

If a regulatory capital treatment event occurs, we would have the right, subject to receipt of any then required regulatory approvals, including approval of the Federal Reserve, to redeem the Series B preferred stock in accordance with its terms prior to September 1, 2025 at a redemption price equal to $1,000 per share of the Series B preferred stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. We may also choose to redeem the Series B preferred stock at any time if a regulatory capital treatment event occurs on or following September 1, 2025.

Investors should not expect us to redeem the Series B preferred stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series B preferred stock is a perpetual equity security. This means that the Series B preferred stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By their terms, shares of the Series B preferred stock may be redeemed by us at our option and subject to any required regulatory approvals, either in whole or in part, on any dividend payment date on or after September 1, 2025, or, in whole but not in part, within 90 days of the occurrence of a regulatory capital treatment event. Any decision we may make at any time to propose a redemption of the Series B preferred stock will depend upon, among other things, our evaluation of our and our bank subsidiary’s capital position, including for bank capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time. In addition, our right to redeem the Series B preferred stock is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Series B preferred stock. Our ability to redeem the Series B preferred stock may also be limited by the terms of our agreements governing our existing and future indebtedness. We cannot guarantee that the Federal Reserve would approve any redemption of the Series B preferred stock that we may propose.

Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. Holders of the depositary shares may be eligible for the dividends- received deduction and distributions paid to non-corporate U.S. Holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series B preferred stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series B preferred stock (and related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline. See “Material United States Federal Income Tax Considerations” beginning on page S-35.

The holders of the Series B preferred stock, and therefore the holders of the depositary shares representing the Series B preferred stock, have limited voting rights.

Until and unless we are in arrears on our dividend payments on the Series B preferred stock for six quarterly dividend periods, whether consecutive or not, the holders of the Series B preferred stock, and therefore the holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting shareholders, except with respect to certain fundamental changes in the terms of the Series B preferred stock, and except as may be required by the rules of any securities exchange or quotation system on which the Series B preferred stock is listed, traded or quoted or by Tennessee law. If dividends on the Series B preferred stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Series B preferred stock, voting together as a class with any other equally ranked series of preferred stock that have similar voting rights then outstanding, if any, will have the right, at the first annual meeting or special meeting held thereafter and at subsequent annual meetings, to elect two directors to our board. The terms of the additional directors so elected will end upon the payment or setting aside for payment by us of continuous noncumulative dividends for at least four dividend periods on the Series B preferred stock and any other equally ranked series of preferred stock then outstanding, if any. See “Description of the Series B Preferred Stock — Voting Rights” beginning on page S-25.

Holders of the depositary shares must act through the depositary to exercise any voting rights of the Series B preferred stock. Although each depositary share is entitled to 1/40th of a vote, the depositary can only vote whole shares of Series B preferred stock. While the depositary will vote the maximum number of whole shares of Preferred Stock in accordance with the instructions it receives, any remaining fractional votes of holders of the depositary shares will not be voted. See “Description of the Depositary Shares — Voting of the Series B Preferred Stock” beginning on page S-30.

An active trading market for the depositary shares may not develop.

Though the depositary shares are listed on the Nasdaq Global Select Market, there can be no assurance that an active trading market for the depositary shares will develop, or, if developed, that an active trading market will be maintained. Certain of the underwriters have advised us that they intend to facilitate secondary market trading by making a market in the depositary shares. However, the underwriters are not obligated to make a market in the depositary shares and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the depositary shares may be adversely affected.

Changes in the trading markets for the depositary shares representing the Series B preferred stock could adversely affect your ability to liquidate your investment in the depositary shares and the market price of the depositary shares.

There can be no assurance about the prices for the depositary shares representing the interests in the Series B preferred stock. Several factors, many of which are beyond our control, could affect the trading market for, and the trading value of, the depositary shares representing the Series B preferred stock. These factors include: whether we declare or fail to declare dividends on the Series B preferred stock from time to time; our creditworthiness; our regulatory capital levels; our operating performance, financial condition, financial performance and future prospects; the ratings given to our securities by credit rating agencies, including the ratings given to the Series B preferred stock and related depositary shares; the redemption features of the depositary shares; prospects of our competitors; changes in United States interest rates; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; and geopolitical conditions and other economic, financial, political, regulatory, and judicial events that affect the capital markets generally, including, without limitation, those related to the ongoing COVID-19 pandemic. Accordingly, the depositary shares that an investor purchases, whether in the offering or in the secondary market, may trade at a discount to their cost, and their value will fluctuate.

An increase in market interest rates could result in a decrease in the value of the depositary shares.

In general, as market interest rates rise, instruments bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the depositary shares and market interest rates increase, the market value of your depositary shares may decline. While interest rates are historically low, we cannot predict the future level of market interest rates.

A downgrade, suspension or withdrawal of any published rating assigned by a rating agency to us or our securities, including the depositary shares and the Series B preferred stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the Series B preferred stock and the depositary shares representing the Series B preferred stock or our published credit ratings generally could affect any trading market for, or trading value of, the depositary shares. Credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their published credit rating for us and our securities, including the Series B preferred stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Series B preferred stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the depositary shares and the suitability of investing in the depositary shares in light of your particular circumstances.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the depositary shares.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for, or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of our shareholders, including issuing additional shares of Series B preferred stock or additional depositary shares. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over the Series B preferred stock with respect to dividends or upon our dissolution, liquidation or winding-up and other terms.

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series B preferred stock, voting together as a single class with any parity stock having similar voting rights, is required to authorize or issue any shares of capital stock senior in rights and preferences to the Series B preferred stock, if we issue preferred stock or depositary shares in the future with voting rights that dilute the voting power of the Series B preferred stock or depositary shares, the rights of holders of the depositary shares or the market price of the depositary shares could be adversely affected. The market price of the depositary shares could decline as a result of these other offerings, as well as other sales of a large block of depositary shares, Series B preferred stock, or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Series B preferred stock are not entitled to preemptive rights or other protections against dilution.

Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

Ownership of the Series B preferred stock and the depositary shares representing the Series B preferred stock may require regulatory approval or result in adverse regulatory consequences.

We are a bank holding company and financial holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act, as amended (the “BHC Act”) owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A company may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Although we do not believe the Series B preferred stock and the depositary shares representing the Series B preferred stock currently are considered “voting stock” for purposes of the BHC Act, if the Series B preferred stock or the depositary shares representing the Series B preferred stock were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result the holders of the Series B preferred stock and the holders of the depositary shares representing the Series B preferred stock, together with holders of all other classes of authorized preferred stock having equivalent voting rights, have the right to elect directors or for other reasons, a holder of 25% or more of the outstanding shares of Series B preferred stock, or a lesser percentage of the outstanding shares of Series B preferred stock that is deemed to exercise a “controlling influence” over us, or a holder of a sufficient number of depositary shares, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.

In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of the depositary shares will be approximately $84,159,500 after deducting the underwriting discount and our estimated offering expenses. The net proceeds from our offering of the 5,520,000 original depositary shares, after deducting the underwriting discount and estimated offering expenses, were $133,153,000. We intend to use the net proceeds from this offering and the offering of the original depositary shares for general corporate purposes, which may include working capital, capital investments and expenditures, repayment of outstanding indebtedness of ours or of Pinnacle Bank and capitalizing Pinnacle Bank and our other subsidiaries.

We will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our capitalization, on a consolidated basis, as of March 31, 2020 on an actual basis, on an adjusted basis to give effect to the sale of the 5,520,000 original depositary shares and on an as further adjusted basis to give effect to the sale of the original depositary shares and the depositary shares offered pursuant to this prospectus supplement, in each as adjusted case after deducting underwriting discounts and estimated offering expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2020
(In Thousands) (Unaudited)	Actual	As Adjusted for the Original Offering	As Further Adjusted for this Offering
Cash and Cash Equivalents	$1,024,368	$1,157,521	$1,241,680
Liabilities:
Deposits:
Noninterest-bearing	4,963,415	4,963,415	4,963,415
Interest bearing	4,025,382	4,025,382	4,025,382
Savings and money market accounts	8,144,409	8,144,409	8,144,409
Time deposits	4,199,965	4,199,965	4,199,965

Total deposits	21,333,171	21,333,171	21,333,171

Securities sold under agreements to repurchase	186,548	186,548	186,548
Federal Home Loan Bank advances	2,317,520	2,317,520	2,317,520
Senior revolving credit facility(1)	—	—	—
Subordinated notes	550,000	550,000	550,000
Junior subordinated debentures	119,658	119,658	119,658
Accrued interest payable and other liabilities	372,155	372,155	372,155

Total liabilities	$24,879,052	$24,879,052	$24,879,052
Shareholders’ Equity:
Preferred stock, no par value; 10 million shares authorized:
No shares issued and outstanding actual; 138,000 shares of Series B preferred stock issued and outstanding, as adjusted; 225,000 shares of Series B preferred stock issued and outstanding, as further adjusted	—	138,000	225,000
Common Stock, par value $1.00; 180 million shares authorized; 75.8 million shares issued and outstanding	75,800	75,800	75,800
Additional paid-in capital	3,015,521	3,010,674	3,007,833
Retained earnings	1,168,301	1,168,301	1,168,301
Accumulated other comprehensive income (loss)	125,506	125,506	125,506

Total shareholders’ equity	$4,385,128	$4,518,281	$4,602,440

Total liabilities and shareholders’ equity	$29,264,180	$29,397,333	$29,481,492

(1)	We may borrow up to $75.0 million under the senior revolving credit facility. No borrowings were outstanding under this facility as of March 31, 2020.

CAPITAL RATIOS

The following table sets forth our capital ratios, on a consolidated basis, as of March 31, 2020 on an actual basis, on an adjusted basis to give effect to the sale of the 5,520,000 original depositary shares and on an as further adjusted basis to give effect to the sale of the original depositary shares and the depositary shares offered pursuant to this prospectus supplement, in each as adjusted case after deducting underwriting discounts and estimated offering expenses.

	As of March 31, 2020
(In Thousands) (Unaudited)	Actual	As Adjusted for the Original Offering(1)	As Further Adjusted for this Offering(1)
Capital Ratios:
Total capital to risk weighted assets	12.8%	13.3%	13.7%
Tier 1 capital to risk weighted assets	9.4	9.9	10.2%
Common equity Tier 1 capital to risk weighted assets	9.4	9.4	9.4%
Tier 1 leverage ratio	8.8	9.3	9.6%

(1)

The as adjusted and as further adjusted calculations for the risk-based capital ratios assume that the net proceeds from the sales of the depositary shares are invested in assets that carry a 0% risk weighting as of March 31, 2020. See “Use of Proceeds” section on page S-16.

DESCRIPTION OF THE SERIES B PREFERRED STOCK

The depositary will be the sole holder of the 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B preferred stock”), as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series B preferred stock shall mean the depositary. However, holders of record of the depositary shares will be entitled through the depositary to exercise the rights and preferences of the Series B preferred stock, as described under “Description of the Depositary Shares.”

The following description summarizes the material terms of the Series B preferred stock and supplements the description of the general terms and provisions of our preferred stock set forth under “Description of Preferred Stock” and “Description of Depositary Shares” beginning on page 9 and page 23, respectively, of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant sections of our charter, which we have previously filed with the SEC, the articles of amendment establishing the Series B preferred stock (the “filed articles of amendment”), which we have previously filed with the SEC, the articles of amendment increasing the authorized amount of Series B preferred stock for this offering (the “new articles of amendment”), which will be included as an exhibit to documents that we file with the SEC, and the applicable provisions of the Tennessee Business Corporation Act.

If any information regarding the Series B preferred stock contained in our charter, the filed articles of amendment or the new articles of amendment is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our charter, the filed articles of amendment or the new articles of amendment, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

For purposes of this section, references to “we,” “us,” and “our” include only Pinnacle Financial Partners, Inc. and not any of its subsidiaries.

General

Under our amended and restated charter, as amended, we have authority to issue up to 10,000,000 shares of preferred stock, no par value per share. Our board of directors is authorized without further shareholder action to cause the issuance of shares of preferred stock, including the Series B preferred stock.

Prior to the issuance of the original depositary shares, we filed the filed articles of amendment with the Secretary of State of the State of Tennessee, which had the effect of amending our existing charter to establish the terms of the Series B preferred stock. The filed articles of amendment initially authorized 138,000 shares of Series B preferred stock, which shares were issued to the depositary on June 3, 2020. The new articles of amendment, which we will file with the Secretary of State of the State of Tennessee prior to the issuance of the offered depositary shares, will authorize an additional 87,000 shares of Series B preferred stock. We are offering 87,000 shares of the Series B preferred stock in the aggregate by this prospectus supplement and the accompanying prospectus in connection with this offering. The Series B preferred stock represents a single series of our authorized preferred stock. Shares of Series B preferred stock, upon issuance against full payment for the purchase price for the depositary shares, will be fully paid and nonassessable, which means that holders of such shares will have paid their purchase price in full and we may not ask them to pay additional funds in respect of their shares of Series B preferred stock.

The number of authorized shares of the Series B preferred stock after giving effect to the new articles of amendment will be 225,000. The number of authorized shares may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock, less all shares at the time authorized of any other series of preferred stock) or decreased (but not below the number of shares of Series B preferred stock then outstanding) by resolution of the board of directors, without the vote or consent of the holders of the Series B preferred stock. We have the authority to issue fractional shares of Series B preferred stock.

We may in the future from time to time, without notice to or consent of the holders of the Series B preferred stock or the holders of the depositary shares, issue additional shares of the Series B preferred stock; provided, that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series B preferred stock and related depositary shares offered hereby. The additional shares of Series B preferred stock would form a single series with the Series B preferred stock offered hereby and the shares of Series B preferred stock issued in connection with our offering of the original depositary shares. In the event we issue additional shares of Series B preferred stock, we will issue an appropriate number of additional depositary shares that correspond to the fractional interest in such shares represented by the depositary shares being sold pursuant to this prospectus supplement. We may also issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series B preferred stock or the related depositary shares.

Any additional preferred stock may be issued from time to time in one or more series, each with such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as our board of directors may determine prior to the time of issuance.

Holders of the Series B preferred stock do not have preemptive or subscription rights to acquire more of our stock. The Series B preferred stock has no stated maturity and will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for repurchase or retirement. The Series B preferred stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Ranking

The Series B preferred stock ranks senior to our common stock and will rank senior to each other class or series of capital stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Pinnacle Financial with or senior to the Series B preferred stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Pinnacle Financial. The Series B preferred stock will rank on a parity as to dividend rights and rights upon liquidation, dissolution and winding-up of Pinnacle Financial with any class or series of capital stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Series B preferred stock as to dividend rights and rights on liquidation, dissolution or winding-up of Pinnacle Financial. The Series B preferred stock ranks junior to all of Pinnacle Financial’s existing indebtedness and other liabilities and will rank junior to all of our future indebtedness and other liabilities and any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series B preferred stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of Pinnacle Financial. The issuance of such senior series of capital stock must be approved by the requisite holders of at least two-thirds of the outstanding Series B preferred stock and all other stock on a parity with the Series B Preferred Stock, if any having such voting rights, voting together as a single class. See “Description of the Series B Preferred Stock — Voting Rights” on page S-25.

Dividends

Dividends on shares of the Series B preferred stock are discretionary, not mandatory, and are not cumulative. Holders of the Series B preferred stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on March 1, June 1, September 1, and November 1 of each year, beginning on September 1, 2020 (each such date being referred to herein as a “dividend payment date”). Dividends will accrue from June 3, 2020 (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date at a rate per annum equal to 6.75%. In the event that we issue additional shares of Series B preferred stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series B preferred stock.

Dividends will be payable to holders of record of Series B preferred stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 10 calendar days or more than 30 calendar days before the applicable dividend payment date.

A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period commenced on and includes June 3, 2020 and will end on and exclude the first dividend payment date. Any dividend payable on shares of the Series B preferred stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment.

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

Dividends on shares of the Series B preferred stock are not cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series B preferred stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series B preferred stock are declared for any future dividend period.

We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series B preferred stock. Dividends on the Series B preferred stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series B preferred stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

Priority of Dividends

The Series B preferred stock ranks junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series B preferred stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series B preferred stock with respect to dividends, we may not pay any dividends on the Series B preferred stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series B preferred stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series B preferred stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding other than the 138,000 shares of Series B preferred stock we issued on June 3, 2020.

So long as any share of Series B preferred stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series B preferred stock:

•

no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

•

no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

•

no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B preferred stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any dividend payment date (or, in the case of parity stock, as defined below, having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) in full on the Series B preferred stock and any shares of parity stock, all dividends declared on the Series B preferred stock and all such equally ranking securities payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B preferred stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series B preferred stock, on a dividend payment date falling within the related dividend period for the Series B preferred stock) bear to each other.

As used in this prospectus supplement, “junior stock” means any class or series of stock of Pinnacle Financial that ranks junior to the Series B preferred stock as to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Pinnacle Financial. Junior stock includes our common stock.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of Pinnacle Financial that ranks equally with the Series B preferred stock in the payment of dividends and distributions upon liquidation, dissolution or winding-up of Pinnacle Financial. As of the date of this prospectus supplement we have not issued any parity stock.

Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series B preferred stock or parity stock shall not be entitled to participate in any such dividend.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series B preferred stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series B preferred stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series B preferred stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series B preferred stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series B preferred stock shall not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series B preferred stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series B preferred stock, including the Series B preferred stock, the amounts paid to the holders of Series B preferred stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series B preferred stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series B preferred stock has been paid in full to all holders of Series B preferred stock and the liquidation preference per share of any other capital stock ranking on parity with the Series B preferred stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series B preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

The Series B preferred stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series B preferred stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Holders of the Series B preferred stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. In addition, holders of the Series B preferred stock (and of depositary shares representing the Series B preferred stock) may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Redemption

The Series B preferred stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of the Series B preferred stock do not have any right to require the redemption or repurchase of their shares of Series B preferred stock.

We may, at our option and subject to any required regulatory approval, redeem the Series B preferred stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 1, 2025, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series B preferred stock to, but excluding, the date fixed for redemption (the “redemption date”). Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series B preferred stock on or after the date it becomes redeemable at our option.

We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series B preferred stock as “additional tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.

A “regulatory capital treatment event” means the good faith determination by us, that, as a result of any:

•

amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series B preferred stock;

•	proposed change in those laws, rules, or regulations that is announced or becomes effective after the initial issuance of any share of the Series B preferred stock; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series B preferred stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series B preferred stock then outstanding as additional tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series B preferred stock is outstanding.

“Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of Series B preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series B preferred stock unless it is replaced with other tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with our risk.

If shares of the Series B preferred stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series B preferred stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series B preferred stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•

the number of shares of the Series B preferred stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

•	the redemption price;

•	the place or places where certificates for shares of the Series B preferred stock, if any, are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series B preferred stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series B preferred stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series B preferred stock, such shares of Series B preferred stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the shares of the Series B preferred stock at the time outstanding, the shares to be redeemed shall be selected (i) pro rata from the holders of records of the Series B preferred stock in proportion to the number of shares of the Series B preferred stock held by such holders, (ii) by lot, or (iii) in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series B preferred stock is listed.

Voting Rights

Except as provided below or as required by law, the holders of Series B preferred stock have no voting rights.

Whenever dividends on any shares of Series B preferred stock or any shares of voting preferred stock (as defined below) shall have not been declared and paid for the equivalent of six or more dividend payments, whether or not for consecutive dividend periods (a “Nonpayment Event”), the holders of Series B preferred stock, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that our board of directors shall at no time include more than two Preferred Stock Directors and that the election of any Preferred Stock Directors shall not cause us to violate the corporate governance requirements of the Nasdaq Stock Market (or any other exchange on which our securities may be listed) including the requirements that listed companies must have a majority of independent directors. In the event that the holders of the Series B preferred stock and other holders of voting preferred stock are entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series B preferred stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders, in which event such election shall be held only at such next annual or special meeting of shareholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series B preferred stock and any such series of voting preferred stock for at least four consecutive dividend periods following the Nonpayment Event shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus supplement, “voting preferred stock” means any other class or series of preferred stock of Pinnacle Financial ranking equally with the Series B preferred stock as to dividends and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series B preferred stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least two consecutive semi-annual or four consecutive quarterly dividend periods following a Nonpayment Event have been paid in full, the holders of Series B preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment Event) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically be reduced accordingly. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series B preferred stock when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series B preferred stock and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.

So long as any shares of Series B preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series B preferred stock and all other series of voting preferred stock at the time outstanding and entitled to vote thereon, voting together as a single class:

•

amend or alter the provisions of our restated charter so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series B preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of Pinnacle Financial;

•

amend, alter or repeal the provisions of our restated charter so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B preferred stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series B preferred stock or a merger or consolidation of Pinnacle Financial with another corporation or other entity, unless in each case (i) the shares of Series B preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series B preferred stock, taken as a whole;

provided, however, that any creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series B preferred stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of Pinnacle Financial will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B preferred stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series B preferred stock for this purpose), then only the series adversely affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of Series B preferred stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B preferred stock, we may amend, alter, supplement or repeal any terms of the Series B preferred stock:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the articles of amendment establishing the Series B preferred stock that may be defective or inconsistent; or

•

to make any provision with respect to matters or questions arising with respect to the Series B preferred stock that is not inconsistent with the provisions of the articles of amendment establishing the Series B preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series B preferred stock to effect such redemption.

Preemptive and Conversion Rights

The holders of the Series B preferred stock do not have any preemptive or conversion rights.

Additional Classes or Series of Stock

We will have the right to authorize and issue additional classes or series of stock ranking equally with or junior to the Series B preferred stock as to dividends or distribution of assets upon our liquidation, dissolution, or winding-up without the consent of the holders of the Series B preferred stock, or the holders of the related depositary shares.

Transfer Agent, Registrar

Computershare Trust Company, N.A. is the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series B preferred stock.

Governing Law

The Series B preferred stock is governed by Tennessee law.

DESCRIPTION OF THE DEPOSITARY SHARES

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series B preferred stock. The following summary of the terms and provisions of the depositary shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the deposit agreement, which we have filed as an exhibit to a Current Report on Form 8-K filed by us with the SEC on June 3, 2020.

General

We are offering 3,480,000 depositary shares representing fractional interests in shares of the Series B preferred stock by this prospectus supplement and the accompanying prospectus. As of June 8, 2020 there were 5,520,000 depositary shares outstanding.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series B preferred stock. As described above under “Description of the Series B Preferred Stock”, we are issuing fractional interests in shares of the Series B preferred stock in the form of the depositary shares. Each depositary share will represent a 1/40th ownership interest in a share of the Series B preferred stock, and will be evidenced by a depositary receipt. We will deposit the underlying shares of the Series B preferred stock represented by the depositary shares with a depositary pursuant to a deposit agreement among us, Computershare Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A., jointly acting as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled to all the rights and preferences of the shares of Series B preferred stock (including dividend, voting, redemption and liquidation rights) in proportion to the applicable fraction of a share of Series B preferred stock represented by such depositary share.

Immediately following issuance of the Series B preferred stock, we will deposit the Series B preferred stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the deposit agreement and the form of depositary receipt may be obtained from us upon request and in the manner described in the section entitled “Where You Can Find More Information.”

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the depositary. However, any amendment that materially and adversely alters any right of the holders of depositary shares will not be effective unless the holders of at least two-thirds of the depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to surrender such depositary shares to the depositary with instructions to deliver to such holder shares of the Series B preferred stock, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement may be terminated if:

•	all outstanding depositary shares have been redeemed;

•

a final distribution in respect of the Series B preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding-up of Pinnacle Financial; or

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

In this prospectus supplement, references to “holders” of the depositary shares mean those who have the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in the depositary shares registered in the street name of or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry, Delivery and Form of Depositary Shares” section of this prospectus supplement beginning on page S-31.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/40th of the dividend declared on each share of the Series B preferred stock.

The depositary will distribute all dividends and other cash distributions received on the Series B preferred stock to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder, unless the depositary determines, after consultation with us, that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the property and distribution of the net proceeds from that sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series B preferred stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary share until such taxes or other governmental charges are paid.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary in connection with the initial deposit of the Series B preferred stock and any redemption of the Series B preferred stock. Holders of the depositary shares will pay transfer, income, and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of the depositary shares, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares.

Redemption of the Depositary Shares

If we redeem the Series B preferred stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series B preferred stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Series B preferred stock (equivalent to $25 per depositary Share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series B preferred stock. Whenever we redeem shares of the Series B preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series B preferred stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected either pro rata, by lot or in such other manner as the we may determine to be fair and equitable (which determination we will promptly notify the depositary of in writing). In any case, the depositary will redeem the depositary shares only in increments of 40 depositary shares and any integral multiple thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 25 and not more than 60 days prior to the date fixed for redemption of the Series B preferred stock and the related depositary shares.

Voting of the Series B Preferred Stock

Because each depositary share represents a 1/40th interest in a share of Series B preferred stock, holders of depositary shares will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series B preferred stock are entitled to a vote, as described above in “Description of the Series B Preferred Stock — Voting Rights” beginning on page S-25.

When the depositary receives notice of any meeting at which the holders of the Series B preferred stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series B preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series B preferred stock, may instruct the depositary to vote the amount of the Series B preferred stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series B preferred stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all depositary shares held by it proportionately with instructions received.

Listing

The depositary shares are listed on the Nasdaq Global Select Market under the symbol “PNFPP.” Listing the depositary shares on the Nasdaq Global Select Market does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their depositary shares easily. We do not expect that there will be any separate public trading market for the Series B preferred stock except as represented by the depositary shares.

Form and Notices

The Series B preferred stock will be issued in registered form to the depositary, and the offered depositary shares will be issued in the form of one or more global depositary receipts through DTC, as described below in “Book-Entry, Delivery and Form of Depositary Shares” beginning on page S-31. The depositary will forward to the holders of the depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series B preferred stock.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. will be the joint depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series B preferred stock is outstanding, a person or entity appointed and serving as such depositary.

BOOK-ENTRY, DELIVERY AND FORM OF DEPOSITARY SHARES

The shares of Series B preferred stock will be issued in registered form to the depositary. The offered depositary shares will be issued under the book-entry system of DTC in the form of one or more global depositary receipts. DTC will act as securities depositary for the global depositary receipts. This means that we will not issue actual depositary receipts to each owner of a beneficial interest in offered depositary shares, except in limited circumstances. Instead, the offered depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of DTC, or its nominee. The offered depositary shares will be accepted for clearance by DTC. Beneficial interests in the offered depositary shares will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream.

Owners of beneficial interests in offered depositary shares will receive all payments relating to their shares in U.S. dollars. If we elect to issue certificates for the offered depositary shares held through DTC, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Series B preferred stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Series B preferred stock and any money or property represented by the offered depositary shares.

Only whole shares of the Series B preferred stock may be withdrawn. If a holder holds an amount other than a whole multiple of 40 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series B preferred stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series B preferred stock will not be entitled to redeposit those shares or to receive depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares held through DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of depositary shares under the DTC system must be made by or through direct participants, which will receive a credit for the depositary shares on DTC’s records. The ownership interest of each beneficial owner of depositary shares will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of depositary shares other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the depositary shares entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all depositary shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of depositary shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the depositary shares; DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Any notices required to be delivered to you will be given by the depositary to DTC for communication to its participants. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If the depositary receipts are issued in certificated form, notices to you also will be given by mail to the addresses of the holders as they appear on the security register.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to depositary shares unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the depositary shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, or (i) if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, or (ii) if we elect to issue certificates for the depositary shares as discussed above, we will print and deliver certificates for the depositary shares.

As long as DTC or its nominee is the registered owner of the global depositary receipts representing the depositary shares, DTC or its nominee, as the case may be, will be considered the sole owner and holder of all global depositary receipts and all depositary shares represented by those receipts for all purposes under the instruments governing the rights and obligations of holders of the depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in the depositary shares:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by those receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the global depositary receipts; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by those receipts for any purpose under the instruments governing the rights and obligations of holders of the depositary shares.

We will make payments, including dividends, if any, on the Series B preferred stock represented by global depositary receipts in respect of the depositary shares to the depositary. In turn, the depositary will deliver the dividends to DTC or its nominee, as the case may be, as the registered holder of the depositary shares in accordance with the arrangements then in place between the depositary and DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

As long as the depositary shares are represented by global depositary receipts, we will make all dividend payments in immediately available funds. In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Ownership of beneficial interests in the depositary shares will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the depositary shares will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in the depositary shares may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the depositary shares, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the depositary shares among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of depositary shares to pledge the depositary shares to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the depositary shares.

DTC has advised us that it will take any action permitted to be taken by a registered holder of depositary shares only at the direction of one or more participants to whose accounts with DTC the depositary shares are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (the “U.S. Depositaries”), which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Distributions with respect to the depositary shares held beneficially through Clearstream or Euroclear will be credited to cash accounts of their participants in accordance with Clearstream’s or Euroclear’s rules and procedures, to the extent received by the applicable U.S. Depositary.

Cross-market transfers between DTC’s participating organizations, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in the depositary shares from a DTC participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in depositary shares by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the depositary will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section discusses certain U.S. federal income tax considerations related to the acquisition, ownership and disposition of the depositary shares by U.S. Holders and Non-U.S. Holders (each as defined below). This section does not purport to be a complete analysis of all potential tax considerations relating to the depositary shares. It is based upon the United States Internal Revenue Code of 1986, as amended, referred to herein as the Code, the Treasury Regulations promulgated under the Code, referred to herein as the Regulations, and administrative and judicial interpretations of the Code and the Regulations, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our depositary shares.

This discussion is limited to the U.S. federal income tax consequences with respect to depositary shares that are purchased by an initial holder at their issue price, which will equal the first price at which a substantial amount of the depositary shares is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This section does not address the tax consequences to subsequent purchasers of the depositary shares.

This discussion does not purport to address all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, but not limited to, banks or other financial institutions; insurance companies; broker-dealers; traders in securities that elect mark-to-market treatment; regulated investment companies and real estate investment trusts; grantor trusts, S-corporations, partnerships and other pass-through entities; United States expatriates and former citizens or long-term residents of the United States; tax-exempt organizations (including retirement plans, individual retirement accounts, or other tax-deferred accounts); controlled foreign corporations; passive foreign investment companies; corporations that accumulate earnings to avoid U.S. federal income tax; U.S. Holders that have a functional currency other than the United States dollar; persons who hold depositary shares as part of a straddle, hedge, conversion or other integrated financial transaction; persons liable for alternative minimum tax; and persons required to accelerate the recognition of any item of gross income for United States federal income tax purposes with respect to their depositary shares as a result of such item of income being taken into account in an applicable financial statement).

In addition, this summary does not address U.S. federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or non-U.S. jurisdiction.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

Beneficial owners of depositary shares will be treated as owners of the underlying Series B preferred stock for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. PROSPECTIVE PURCHASERS OF THE DEPOSITARY SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE DEPOSITARY SHARES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Definition of “U.S. Holder” and “Non-U.S. Holder”

For purposes of this summary, a “U.S. Holder” is a beneficial owner of the depositary shares that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of the depositary shares that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Taxation of U.S. Holders

Dividends. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined by U.S. federal income tax principles. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions constituting dividend income received by an individual U.S. Holder in respect of the depositary shares will generally represent “qualified dividend income” that is taxable at the preferential rates applicable to long term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. In addition, distributions on the depositary shares constituting dividend income paid to corporate U.S. Holders will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. Holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. Holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

•

Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share becomes ex-dividend with respect to such dividend); and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Dividends that exceed thresholds in relation to your adjusted tax basis in the depositary shares could be characterized as an “extraordinary dividend” under the Code. A corporate U.S. Holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any extraordinary dividend if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.

An extraordinary dividend generally would be a dividend that:

•

in the case of the Series B preferred stock, equals or exceeds 5% of the corporate U.S. Holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

•	exceeds 20% of the corporate U.S. Holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all shareholders or in partial liquidation of the corporation, regardless of the shareholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. Holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

A U.S. Holder should consult its own tax advisors regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.

Disposition of the Depositary Shares. Upon the sale, exchange, redemption, retirement or other taxable disposition of the depositary shares, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on such disposition and (ii) such holder’s adjusted tax basis in the depositary shares. A U.S. Holder’s adjusted tax basis in a depository share generally will equal the cost of the depository share to such holder, decreased by the amount of any distributions treated as a tax-free return of capital received with respect to such depositary share. Any gain or loss recognized on the disposition of a depositary share generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the depositary share is more than one year. Long-term capital gain of non-corporate U.S. Holders is generally taxed at preferential rates. The deductibility of capital losses is generally subject to certain limitations.

Redemption of the Depositary Shares. The tax treatment accorded to any redemption by us of our depositary shares from a U.S. Holder can only be determined on the basis of the particular facts as to each U.S. Holder of our depositary shares at the time of redemption.

In general, a U.S. Holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. Holder of such depositary shares upon the redemption and such U.S. Holder’s adjusted tax basis in the depositary shares redeemed (provided the depositary shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the U.S. Holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption under Section 302(b)(2) of the Code, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder of the depositary shares under Section 302(b)(1) of the Code, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. Holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. Holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. Holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your adjusted tax basis in the redeemed and remaining depositary shares.

Medicare Tax. Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% Medicare tax on the lesser of: (i) the U.S. Holder’s “net investment income” for the relevant taxable year (or undistributed net investment income in the case of an estate or trust), and (ii) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its dividend income and its net gains from the disposition of the depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.

Backup withholding and information reporting. Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. Holders and certain payments of proceeds to U.S. Holders on the sale or redemption of the depositary shares, unless the U.S. Holder is an exempt recipient, such as a corporation.

Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

United States Federal Income Taxation of Non-U.S. Holders

Dividends. Generally, dividends paid to a Non-U.S. Holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the Non-U.S. Holder furnishes a properly completed applicable IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the Non-U.S. Holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Disposition of the Depositary Shares. A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of a depositary share unless:

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met,

•	such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base), or

•

the Series B preferred stock constitutes a “United States real property interest” by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of such disposition or, if shorter, the Non-U.S. holder’s holding period for its shares of Series B preferred stock, as applicable.

An individual Non-U.S. Holder present for 183 or more days in the taxable year of disposition and meeting the additional requirements will be required to pay tax at a 30% rate (or a lower treaty rate if applicable) on the gain derived from the sale, which tax may be offset by capital losses from sources in the United States recognized during the taxable year. A Non-U.S. Holder that recognizes gain on a sale, exchange or other taxable disposition of the depositary shares as a result of such gains being efficiently connected with such Non-U.S. Holder’s conduct of a trade or business in the United States will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if it were a U.S. Holder and, in the case of a corporate Non-U.S. Holder, in addition may be subject to the branch profits tax on its effectively connected gains at a rate of 30% or at such lower rate as may be specified by an applicable income tax treaty.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future.

If the gain from any disposition is subject to tax as described above, it will be taxed as if you were a U.S. holder and you would be required to file a U.S. tax return with respect to such gain. Non-U.S. Holders should consult any applicable income tax or other treaties that may provide for different rules.

Backup withholding and information reporting. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the Non-U.S. Holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the Non-U.S. Holder resides. U.S. backup withholding will generally apply on payment of dividends to Non-U.S. Holders unless such Non-U.S. Holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such Non-U.S. Holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is generally subject to both backup withholding and information reporting unless the Non-U.S. Holder, or beneficial owner thereof, as applicable, certifies that it is a Non-U.S. Holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

Foreign Account Tax Compliance Act (“FATCA”)

FATCA generally imposes a 30% withholding tax on (i) payments of dividends on depositary shares and (ii) subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of depositary shares that produce U.S. source dividends (including the sale, exchange, redemption, retirement or other disposition of the depositary shares), in each case to certain foreign financial institutions that fail to certify their FATCA status and to investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States stockholders and/or United States accountholders are not satisfied.

In the case of payments made to a “foreign financial institution” (generally including an investment fund), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the United States government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the United States or other relevant tax authorities certain information regarding United States account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” United States owners (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” United States owners. If the depositary shares are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA.

Treasury regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the depositary shares, that produce U.S. source dividends. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued.

You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

BENEFIT PLAN/ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on: (a) employee benefit plans subject to Part 4 of Subtitle B of Title I of ERISA; (b) individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code; (c) entities (including certain insurance company general accounts) whose underlying assets include “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”); and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to ERISA or Section 4975 of the Code but may be subject to other laws that are substantially similar to ERISA and Section 4975 of the Code (each, a “Similar Law”).

The following summarizes certain aspects of ERISA, the Code and Similar Laws that may affect a decision by Plans or Non-ERISA Arrangements to invest in the depositary shares. The following discussion is general in nature and not intended to be a complete discussion of the applicable laws pertaining to a Plan’s or Non-ERISA Arrangement’s decision to invest and is not intended to be legal advice. In addition, the following discussion is based on the applicable law and regulations in effect as of the date of this prospectus supplement, and nothing herein shall be construed as an obligation to update this summary as a result of any changes in the applicable law or regulations. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the depositary shares. References herein to the purchase, holding or disposition of depositary shares also refer to the purchase, holding or disposition of any beneficial interest in the depositary shares.

The Plan Asset Regulations describe what constitutes the assets of a Benefit Plan with respect to a Benefit Plan’s investment in an entity for purpose of certain provisions of ERISA, including fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. The Plan Asset Regulations describes the circumstances under which the assets of an entity in which a Benefit Plan invests will be considered to be “plan assets” in a manner that any person who exercises control over those assets would be subject to ERISA’s fiduciary standards and prohibited transaction restrictions. Under the Plan Asset Regulations, if a Benefit Plan invests in an “equity interest” of an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the equity is an “operating company” or that equity participation in the entity by benefit plan investors is not “significant.” The term “equity interest” is defined in the Plan Asset Regulations as any interest in an equity interest other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.

Without regard to whether the depositary shares are considered to be an “equity interest” for purposes of the Plan Asset Regulations, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

A Plan fiduciary should consider whether an investment in the depositary shares satisfies the requirements set forth in Part 4 of Subtitle B of Title I of ERISA, including the requirements that (a) the investment satisfy the prudence and diversification standards of ERISA, (b) the investment be solely in the interests of the participants and beneficiaries of the Plan, (c) the investment be permissible under the terms of the Plan’s investment policies and governing instruments and (d) the investment be for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and defraying the reasonable expenses of administering the Plan. In determining whether an investment in the depositary shares is prudent for ERISA purposes, a Plan fiduciary should consider all relevant facts and circumstances, including, without limitation, the limitations imposed on transferability, whether the investment provides sufficient liquidity in light of the foreseeable needs of the Plan, the tax consequences of the investment and whether the investment is reasonably designed, as part of the Plan’s portfolio, to further the Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. A fiduciary of a Non-ERISA Arrangement should consider whether an investment in the depositary shares satisfies its obligations under Similar Laws.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under applicable law or an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, the underwriters and our and the underwriter’s current and future affiliates may possibly be parties in interest with respect to many Plans and the purchase, holding or disposition of the depositary shares by or on behalf of, or with the assets of, such Plans could be considered to give rise to a non-exempt direct or indirect prohibited transaction under ERISA, Section 4975 of the Code or Similar Law. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or Similar Law.

In this regard, each prospective purchaser that is, or is acting on behalf of or with the assets of, a Plan, and proposes to purchase depositary shares, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23); (B) the insurance company general account exemption (PTCE 95-60); (C) the bank collective investment fund exemption (PTCE 91¬38); (D) the insurance company pooled separate account exemption (PTCE 90-1); and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of depositary shares, provided that neither the issuer of the depositary shares nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurances, however, that any of these statutory or class exemptions will be available with respect to transactions involving the depositary shares or with respect to any particular Plan.

Each purchaser or holder of a depositary share, and each fiduciary who causes any entity to purchase or hold a depositary share, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such depositary shares, that either: (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding depositary shares on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) it is a Benefit Plan or Non-ERISA Arrangement and its purchase, holding and subsequent disposition of such depositary shares shall not constitute or result in (A) the purchase, holding or disposition of an impermissible or imprudent investment, (B) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law; or (C) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a depositary share will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the depositary share does not violate ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the depositary shares would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the depositary shares is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

ACCEPTANCE OF INVESTMENTS ON BEHALF OF BENEFIT PLAN INVESTORS OR OTHER PLANS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR BENEFIT PLAN INVESTOR OR OTHER PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR BENEFIT PLAN INVESTOR OR OTHER PLAN.

UNDERWRITING

We have entered into an underwriting agreement dated June 8, 2020 with the underwriters named below. In the underwriting agreement, we agreed to sell to each of the underwriters, and each of the underwriters agreed to purchase from us, the number of depositary shares, each representing a 1/40th interest in a share of the Series B preferred stock, shown opposite its name below, at the public offering price, less the underwriting discount, both on the cover page of this prospectus supplement. Keefe, Bruyette & Woods, Inc., J.P. Morgan Securities LLC and Raymond James Associates, Inc. are acting as representatives of the underwriters.

Underwriters	Number of Depositary Shares
Keefe, Bruyette & Woods, Inc.	1,740,000
J.P. Morgan Securities LLC	870,000
Raymond James & Associates, Inc.	870,000

Total	3,480,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the offered depositary shares sold under the underwriting agreement if any of these offered depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the offered depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of our directors have indicated that they intend to purchase offered depositary shares in the offering, and our board of directors has approved these directors’ participation in the offering.

Commissions and Discounts

The underwriters propose to offer some of the offered depositary shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the offered depositary shares to dealers at the public offering price less a concession not to exceed $0.50 per offered depositary share sold to investors. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per offered depository share sold to investors. After the initial offering of the offered depositary shares to the public, the representatives may change the public offering price, concession and discount.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us.

	Per Depositary Share	Total
Public offering price	100%	$87,000,000
Underwriting discount	3.15%	$2,740,500
Proceeds, before expenses, to us	96.85%	$84,259,500

The expenses of the offering, not including the underwriting discount, are estimated at $100,000 and are payable by us.

Nasdaq Global Select Market Listing

The depositary shares are listed on the Nasdaq Global Select Market under the symbol “PNFPP.” We do not expect that there will be any separate public trading market for the shares of the Series B preferred stock except as represented by the depositary shares.

Clear-Market

We have agreed that, from the date of the underwriting agreement and for a period of 30 days after the date of this prospectus supplement, we will not, without the prior written consent of Keefe, Bruyette & Woods, Inc., directly or indirectly, issue, offer, sell, offer to sell, or grant any option to sell, pledge, transfer or otherwise dispose of any preferred securities, any preferred stock or any other securities, including any backup undertaking of such preferred stock or other securities, in each case that are substantially similar to the Series B preferred stock, or any securities exchangeable for or convertible into the preferred stock or such substantially similar securities.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell the depositary shares or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of depositary shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing depositary shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares or shares of our common stock made by the underwriters in the open market to peg, fix or maintain the price of the depositary shares or our common stock prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the depositary shares or preventing or retarding a decline in the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares or our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Delayed Settlement

It is expected that the delivery of the securities will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the securities (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on the date hereof or the next two succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+3, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the depositary shares offered hereby. Any such short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The depositary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the EEA and UK

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any depositary shares to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For the purposes of this provision:

(a)	The expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (1) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.

Notice to Prospective Investors in the United Kingdom

Each underwriter has, severally and not jointly, represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The depositary shares may not be offered or sold by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Singapore Securities and Futures Act Product Classification. Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters in connection with the offering of the depositary shares offered by this prospectus supplement will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Alston & Bird LLP, Atlanta, Georgia will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Pinnacle Financial as of December 31, 2019 and December 31, 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of Pinnacle Financial’s internal control over financial reporting as of December 31, 2019 have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in its reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference in this prospectus supplement. Pinnacle Financial’s consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 are incorporated by reference herein and in the registration statement of which this prospectus supplement is a part in reliance on Crowe LLP’s reports, given on the authority of such firm as experts in auditing and accounting.

PROSPECTUS

PINNACLE FINANCIAL PARTNERS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

Stock Purchase Contracts

Pinnacle Financial Partners, Inc., or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) senior or subordinated debt securities, (iv) warrants, (v) depositary shares, (vi) units and (vii) stock purchase contracts. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We, or the selling securityholders, may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market and trades on that exchange under the symbol “PNFP.” On May 26, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $40.81 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities described herein may be sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page v of this prospectus and set forth in the documents incorporated or deemed incorporated by reference herein together with any information set forth in a “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.

THE SECURITIES THAT MAY BE ISSUED AND SOLD PURSUANT TO THIS PROSPECTUS WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF PINNACLE FINANCIAL PARTNERS, INC. AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF PINNACLE FINANCIAL PARTNERS, INC. AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE DEBT SECURITIES THAT MAY BE ISSUED UNDER THIS PROSPECTUS WILL NOT BE NOT BANK DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 27, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement filed by Pinnacle Financial Partners, Inc. with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website or at the SEC offices as described under the heading “Where You Can Find More Information.”

Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in the prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference in this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” “Pinnacle Financial” or the “Company” as used in this prospectus refer to Pinnacle Financial Partners, Inc. and its subsidiaries, including Pinnacle Bank, which we sometimes refer to as “Pinnacle Bank,” the “bank,” our “bank subsidiary” or our “bank,” except that such terms refer to only Pinnacle Financial and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Units,” and “Description of Stock Purchase Contracts.”

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. We make available free of charge through our web site most of the filings we make with the SEC as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.pnfp.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference herein unless such information is otherwise specifically referenced or incorporated by reference elsewhere in this prospectus or the applicable prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of that registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules), which are considered to be a part of this prospectus:

•

our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  25, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2020, specifically incorporated by reference therein);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 8, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 7, 2020, January 24, 2020, March 9, 2020 and April 24, 2020; and

•

the description of our common stock contained in the Registration Statement on Form 8-A/A, filed on January 12, 2009, including all amendments and reports filed for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling us at the following telephone number:

Pinnacle Financial Partners, Inc.

150 Third Avenue South, Suite 900

Nashville, Tennessee 37201

Attention: Investor Relations

Telephone: (615) 744-3700

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference or deemed incorporated by reference herein, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts.

Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “predict,” “continue,” “seek,” “aim,” “potential,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, like the potential impacts of the COVID-19 pandemic, and which may include, but are not limited to, those listed below and the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factors discussed under Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as other risks and uncertainties set forth from time to time in our other filings with the SEC.

We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the performance of Bankers Healthcare Group, LLC, or BHG, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•	deterioration in the financial condition of borrowers of ours or BHG resulting in significant increases in credit losses and provisions for those losses and, in the case of BHG, substitutions;

•

the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and on our and our customers’ business, results of operations, asset quality and financial condition;

•	the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when we are seeking to lower rates we pay on deposits;

•	our inability, or the inability of entities in which we have significant investments, like BHG, to maintain the historical growth rate of our, or such entities’, loan portfolio;

•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

•	effectiveness of our asset management activities in improving, resolving or liquidating lower-quality assets;

•	the impact of competition with other financial institutions, including pricing pressures and the resulting impact on our results, including as a result of compression to net interest margin;

•

adverse conditions in the national or local economies in our markets, including those throughout Tennessee, North Carolina, Georgia, South Carolina and Virginia, particularly in commercial and residential real estate markets;

•

fluctuations or differences in interest rates on loans or deposits from those that we are modeling or anticipating, including as a result of our inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve or changes to the interest rate at which commercial banks borrow and lend their excess reserves to each other overnight to include a possible negative interest rate environment;

•	the results of regulatory examinations;

•	our ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions;

•	difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions;

•	BHG’s ability to profitably grow its business and successfully execute on its business plans;

•	risks of expansion into new geographic or product markets including the recent expansion into the Atlanta, Georgia metro market;

•	any matter or development, including those resulting from the COVID-19 pandemic, that would cause us to conclude that there was impairment of any asset, including goodwill or other intangible assets;

•

reduced ability to attract additional financial advisors (or failure of those advisors to cause their clients to switch to us), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions;

•	deterioration in the valuation of other real estate owned and increased expenses associated therewith;

•

inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives, particularly if our level of applicable commercial real estate loans were to exceed percentage levels of total capital in guidelines recommended by its regulators;

•	approval of the declaration of any dividend by our board of directors;

•

the vulnerability of our network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•

the possibility of increased compliance and operational costs as a result of increased regulatory oversight (including by the Consumer Financial Protection Bureau), including oversight of companies in which we have significant investments, like BHG, and the development of additional banking products for our corporate and consumer clients;

•

the risks associated with our being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by us;

•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments;

•	the availability of and access to capital;

•

adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic, such as the Paycheck Protection Program;

•	general competitive, economic, political and market conditions; and

•

the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including those described in “Item 1A Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and “Part II, Item 1A Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which risks may be heightened by the disruption and uncertainty resulting from the COVID-19 pandemic.

We urge investors to consider all of these factors carefully in evaluating the forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this filing are made only as of the date of this filing. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein, except as required by law.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the year ended December 31, 2019 (filed with the SEC on February 25, 2020) and under Part II, Item 1A and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (filed with the SEC on May 8, 2020), which are incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated by reference into this prospectus. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note on Forward-Looking Statements.”

v

PINNACLE FINANCIAL PARTNERS, INC.

Pinnacle Financial is a Tennessee corporation that was incorporated on February 28, 2000 and is a bank holding company and financial holding company. Pinnacle Financial is the parent company of Pinnacle Bank and owns 100% of Pinnacle Bank’s capital stock. The primary business of Pinnacle Financial is conducted by Pinnacle Bank. Pinnacle Financial and Pinnacle Bank also collectively hold a 49% interest in BHG. BHG is engaged in the origination of commercial and consumer loans primarily to healthcare providers and other professionals throughout the United States. As of March 31, 2020, Pinnacle Financial had total consolidated assets of approximately $29.264 billion, total deposits of approximately $21.333 billion, total liabilities of approximately $24.879 billion and shareholders’ equity of approximately $4.385 billion.

Our principal executive offices are located at 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201 and our telephone number at these offices is (615) 744-3700. Our internet address is www.pnfp.com. Please note that our website address is provided as an inactive textual reference and the information on our website is not incorporated by reference into this prospectus.

PINNACLE BANK

Pinnacle Bank is a Tennessee state-chartered non-member bank that is regulated and examined by the Tennessee Department of Financial Institutions, or the TDFI, and the Federal Deposit Insurance Corporation, or the FDIC. Pinnacle Bank started operations on October 27, 2000, in Nashville, Tennessee, and has since grown through a combination of acquisitions and organic growth to 111 offices. Pinnacle Bank offers commercial and private banking products and services. It and its subsidiaries also offer asset management, private wealth management and other investment and insurance agency services. Prior to September 4, 2012, when it converted from a national bank to a state bank, Pinnacle Bank was known as Pinnacle National Bank.

USE OF PROCEEDS

We will not receive any proceeds from any sales of securities by a selling securityholder.

Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include funding the cash portion of the purchase price or providing capital for acquisitions, capital expenditures, investments, working capital, capitalizing Pinnacle Bank and the repayment, redemption or refinancing of all or a portion of any of our or Pinnacle Bank’s indebtedness or other securities outstanding at a particular time. Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, units and stock purchase contracts that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated charter, as amended and amended and restated bylaws, as amended, the Tennessee Business Corporation

Act, or TBCA, and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our amended and restated charter, as amended, and amended and restated bylaws, as amended, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated charter, as amended, and amended and restated bylaws, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.

General

Our authorized capital stock consists of 180 million shares of common stock, par value $1.00 per share, and 10 million shares of preferred stock, no par value. As of May 26, 2020, 75,848,356 shares of our common stock were outstanding, and no shares of preferred stock were outstanding.

Our outstanding shares of common stock are fully paid and nonassessable. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of our common stock do not have pre-emptive rights and are not entitled to cumulative voting rights with respect to the election of directors. Our common stock is neither redeemable nor convertible into other securities, and there are no sinking fund provisions with respect to the common stock.

Subject to the preferences applicable to any shares of our preferred stock outstanding at the time, holders of our common stock are entitled to, in the event of liquidation, share ratably in all assets remaining after payment of liabilities.

Election of Directors

Our amended and restated charter, as amended, and amended and restated bylaws, as amended, provide that each member of our board of directors is elected annually to a one year term. As a result of our adopting a majority voting standard for directors at the 2015 annual meeting of shareholders, should a nominee to serve as a director that is nominated in an uncontested election fail to receive an affirmative vote of a majority of the votes cast at the meeting at which the nominee is up for election, in person or by proxy, then that nominee, if that individual is an incumbent director, must tender his or her resignation to the chairman of our board of directors following the shareholder vote pursuant to our corporate governance guidelines. Subsequently, the nominating and corporate governance committee of our board of directors will consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the board of directors within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s). Our board of directors will also consider the relevant facts and circumstances when considering whether to accept or reject the nominating and corporate governance committee’s recommendation. Subsequently, we will describe a full explanation of the above process and the decisions regarding the impacted director(s) continued service on the board of directors in a Form 8-K filing with the SEC. Any director who tenders his resignation in the manner described in this paragraph will not participate in any discussion or recommendation related to the above process.

Our amended and restated bylaws, as amended, also grant our board of directors the power to increase or decrease the number of directors and to fill vacancies. The overall effect of this provision may be to prevent a person or entity from seeking to acquire control of us through an increase in the number of directors on our board of directors and the election of designated nominees to fill newly created vacancies.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. In order to pay any dividends, we will need to receive dividends from Pinnacle Bank or have other sources of funds. Under Tennessee banking law, Pinnacle Bank is subject to restrictions on the payment of dividends to us. Pursuant to these laws, Pinnacle Bank may not, without the prior consent of the Commissioner of the TDFI pay any dividends to us in a year in excess of the total of Pinnacle Bank’s net income for that year plus the retained net income for the preceding two years.

During the year ended December 31, 2019, we paid $50.2 million in dividends to common shareholders. Our ability to pay dividends to our shareholders in the future will depend on our and Pinnacle Bank’s earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to our common stock and other factors deemed relevant by our board of directors.

Corporate Transactions

Our amended and restated charter, as amended, with exceptions, requires that any merger or similar transaction involving us or any sale or other disposition of all or substantially all of our assets will require the affirmative vote of a majority of our directors then in office and the affirmative vote of a majority of the holders of the outstanding shares of our stock entitled to vote on the transaction.

Our amended and restated charter, as amended, describes the factors that our board of directors must consider in evaluating whether an acquisition proposal made by another party is in our shareholders’ best interests. The term “acquisition proposal” refers to any offer of another party to:

•	make a tender offer or exchange offer for our common stock or any other equity security of ours;

•	merge or consolidate us with another corporation; or

•	purchase or otherwise acquire all or substantially all of the properties and assets owned by us.

The board of directors, in determining what is in our and our shareholders’ best interests, is required to give due consideration to all relevant factors, including, without limitation:

•	the short-term and long-term social and economic effects of the transaction on our and our subsidiaries’ employees, clients, shareholders and other constituents;

•

the consideration being offered by the other corporation in relation to (1) our current value at the time of the proposal as determined in a freely negotiated transaction and (2) the board of directors’ estimate of our future value as an independent company at the time of the proposal; and

•	the short-term and long-term social and economic effects on the communities within which we operate.

We have included this provision in our amended and restated charter, as amended, because serving our community was, and remains, one of the reasons for organizing Pinnacle Bank. As a result, the board of directors believes its obligation in evaluating an acquisition proposal extends beyond evaluating merely the payment being offered in relation to the market or book value of our common stock at the time of the proposal.

While the value of what is being offered to shareholders in exchange for their stock is the main factor when weighing the benefits of an acquisition proposal, our board of directors believes it is appropriate to also consider all other relevant factors. For example, the board will evaluate what is being offered in relation to our current value at the time of the proposal as determined in a freely negotiated transaction and in relation to the board’s estimate of our future value as an independent concern at the time of the proposal. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. Our board of directors believes that frequently the payment offered in such a situation, even though it may exceed the value at which shares are then trading, is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms that would reflect not only on our current value, but also our future value.

One effect of the provision requiring our board of directors to take into account specific factors when considering an acquisition proposal may be to discourage a tender offer in advance. Often an offeror consults the board of a target corporation before or after beginning a tender offer in an attempt to prevent a contest from developing. In our board’s opinion, this provision will strengthen its position in dealing with any potential offeror that might attempt to acquire the company through a hostile tender offer. Another effect of this provision may be to dissuade shareholders who might be displeased with the board’s response to an acquisition proposal from engaging us in costly litigation.

The applicable charter provisions would not make an acquisition proposal regarded by our board of directors as being in our best interests more difficult to accomplish. It would, however, permit the board to determine that an acquisition proposal was not in our best interests, and thus to oppose it, on the basis of the various factors that the board deems relevant. In some cases, opposition by the board might have the effect of maintaining incumbent management.

Our amended and restated charter, as amended, provides that all extraordinary corporate transactions to which we are a party must be approved by a majority of the directors and a majority of the shares entitled to vote.

Anti-Takeover Statutes

The Tennessee Control Share Acquisition Act generally provides that, except as stated below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of a Tennessee corporation’s directors. Shares acquired by such person that causes it to exceed each of these thresholds will be deemed to be control shares. However, voting rights will be restored to control shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock, other than shares held by the owner of the control shares. If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at fair value.

The Tennessee Control Share Acquisition Act is not applicable to us because our amended and restated charter, as amended, does not contain a specific provision “opting in” to the act as is required under the act.

The Tennessee Investor Protection Act, or TIPA, provides that unless a Tennessee corporation’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning 5% or more of any class of equity securities of the offeree company, any of which was purchased within the preceding year, may make a takeover offer for any class of equity security of the offeree company if after completion the offeror would be a beneficial owner of more than 10% of any class of outstanding equity securities of the company unless the offeror, before making such purchase: (1) makes a public announcement of his or her intention with respect to changing or influencing the management or control of the offeree company; (2) makes a full, fair and effective disclosure of such intention to the person from whom he or she intends to acquire such securities; and (3) files with the Tennessee Commissioner of Commerce and Insurance, or the Commissioner, and the offeree company a statement signifying such intentions and containing such additional information as may be prescribed by the Commissioner.

The offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a takeover offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If the takeover offer is for less than all the outstanding equity securities of any class, such an offer must also provide for acceptance of securities pro rata if the number of securities tendered is greater than the number the offeror has offered to accept and pay for. If such an offeror varies the terms of the takeover offer before its expiration date by increasing the consideration offered to offerees, the offeror must pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

The TIPA does not apply to us, as it does not apply to bank holding companies subject to regulation by a federal agency.

The TBCA generally prohibits a “business combination” by us or a subsidiary with an “interested shareholder” within five years after such shareholder becomes an interested shareholder. We or a subsidiary of ours can, however, enter into a business combination within that period if, before the interested shareholder became such, our board of directors approved the business combination or the transaction in which the interested shareholder became an interested shareholder. After that five-year moratorium, the business combination with the interested shareholder can be consummated only if it satisfies certain fair price criteria or is approved by two-thirds of the other shareholders.

For purposes of the TBCA, a “business combination” includes mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions. An “interested shareholder” is generally any person or entity that beneficially owns 10% or more of the voting power of any outstanding class or series of our stock. Our charter does not have special requirements for transactions with interested parties; however all business combinations, as defined above, must be approved by a majority of our directors and a majority of the shares entitled to vote.

The Tennessee Greenmail Act applies to a Tennessee corporation that has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act. Under the Tennessee Greenmail Act, we may not purchase any of our shares at a price above the market value of such shares from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by us or we make an offer, of at least equal value per share, to all shareholders of such class.

Indemnification

The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, the person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, the person reasonably believed that the person’s conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by the officer or director; or (c) such officer or director breached the officer’s or director’s duty of care to the corporation.

Our amended and restated charter, as amended, provides that we will indemnify our directors and officers to the maximum extent permitted by the TBCA. Our amended and restated bylaws, as amended, provide that we shall indemnify our directors and officers that are made a party to a proceeding because they were a director or officer of ours for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys’ fees) incurred in connection with the proceeding if he or she acted in a manner believed in good faith to be in or not opposed to our best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, our amended and restated bylaws, as amended, provide that we shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if he or she furnishes us with (1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct that would entitle him or her to indemnification and (2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

Under our amended and restated bylaws, as amended, the termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative of whether the director or officer met the standard of conduct required in order for him or her to be entitled to indemnification. Our board of directors, shareholders or independent legal counsel determines whether the director or officer has met the applicable standard of conduct in each specific case.

Our amended and restated charter, as amended, and amended and restated bylaws, as amended, also provide that the indemnification rights contained therein do not exclude other indemnification rights to which a director or officer may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. We can also provide for greater indemnification than is provided for in the amended and restated bylaws, as amended, if we choose to do so, subject to approval by our shareholders and the limitations provided in our amended and restated charter, as amended, as discussed in the subsequent paragraph.

Our amended and restated charter, as amended, eliminates, with exceptions, the potential personal liability of a director for monetary damages to us and our shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

•	a breach of the director’s duty of loyalty to our shareholders;

•	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

•	any payment of a dividend or approval of a stock repurchase that is illegal under the TBCA.

Our amended and restated charter, as amended, does not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

The indemnification provisions of the amended and restated bylaws, as amended, specifically provide that we may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent whether or not we would have had the power to indemnify him or her against such liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

Computershare Trust Company, N.A. serves as the registrar and transfer agent for our common stock.

DESCRIPTION OF PREFERRED STOCK

We summarize below some of the provisions that will apply to the preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement applicable to the particular series of preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We have authority to issue 10 million shares of preferred stock, no par value per share. Currently, there are no shares of our preferred stock outstanding.

Our board of directors has the authority, without further action by the shareholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, as amended, designating the stock of that series and the terms of that series. Each series of preferred stock that we issue will constitute a separate class of stock. The issuance of any preferred stock could adversely affect the rights of the holders of our common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the amount of stock offered;

•	the offering price;

•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, the priority as to payment of dividends with respect to other classes or series of our shares of capital stock, and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights, if any, of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary of ours, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•	whether the preferred stock of such series will be listed on a national securities exchange or quoted on an automated quotation system;

•

the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our amended and restated charter, as amended, creating a particular series of preferred stock for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to our common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

We will issue any senior notes under a senior indenture which we will enter into with the trustee named in the senior indenture. We will issue any subordinated notes under a subordinated indenture which we will enter into with the trustee named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and any supplemental indenture applicable thereto. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indenture, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”) or our subordinated debt (“subordinated debt securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The indentures do not limit, or otherwise restrict, the amount of debt securities that we may issue, and do not limit us from issuing any other debt, including secured and unsecured debt. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time, which securities may be in any currency or currency unit designated by us.

The terms of each series of debt securities will be established by or pursuant to a supplemental indenture. The prospectus supplement relating to any particular debt securities will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the title and series designation of the debt securities;

•	the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;

•	the classification of such debt securities as senior or subordinated debt securities and the specific designation;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the issue date or dates of the series and the maturity date or dates of the series;

•	whether the securities will be issued at par or at a premium over or a discount from their face amount;

•	any fixed or variable interest rate or rates per annum or the method or formula for calculating the interest rate and basis upon which interest shall be calculated;

•	the right, if any, to extend interest payment periods and the duration of the extension;

•	the interest payment dates and the record dates for the interest payments;

•	the date from which interest will accrue;

•	any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•	the currency of denomination of the securities;

•	the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the dates on which premium, if any, will be paid;

•	any agents for the debt securities, including trustees, depositories, authentication or paying agents, transfer agents or registrars;

•	any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period; and

•	other specific terms, including any additional events of default or covenants.

We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a discount to their stated principal amount or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purpose. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.

The debt securities will represent our general obligations. We are a non-operating holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations. We are a legal entity separate and distinct from our banking and non-banking affiliates. The principal sources of our income are dividends and interest from Pinnacle Bank.

Pinnacle Bank is subject to restrictions imposed by state and federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. In addition, payment of dividends to us by Pinnacle Bank is subject to ongoing review by banking regulators. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest, if any, on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest, if any, on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior indebtedness, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior indebtedness.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for Pinnacle Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Pinnacle Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to bank holding companies. We may adopt this structure whether or not those regulations may be applicable to us at the time of issuance.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest, if any, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our or the holders’ ability to convert or exchange the debt securities, including whether the conversion or exchange is mandatory, at the option of the holder or at our option;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Merger, Consolidation or Sale of Assets

The indentures provide that we may consolidate with or merger with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person or entity; provided that:

•

the resulting person, if other than Pinnacle Financial, is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities and the performance of every covenant of the indenture to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation;

•

immediately after giving effect to such transactions, no event of default, or event which, after notice or lapse of time, or both, would become an event of default under the indenture, shall have happened and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such transaction and such supplemental indenture comply with the indenture provisions relating to a merger, consolidation and sale of assets.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Pinnacle Financial, the successor person formed by such consolidation or into which Pinnacle Financial is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Pinnacle Financial under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Subordination of the Subordinated Debt Securities

The subordinated indenture will provide that the subordinated debt securities are subordinated and junior in right of payment to our obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Pinnacle Financial as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Pinnacle Financial ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Pinnacle Financial the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Pinnacle Financial ranking junior to the subordinated debt securities.

In addition, if there shall have occurred and be continuing a default in any payment with respect to any senior indebtedness or an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by us with respect to the principal or interest on the subordinated debt securities.

The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:

•	all obligations of Pinnacle Financial for borrowed money;

•	all obligations of Pinnacle Financial evidenced by debentures, notes, debt securities or other similar instruments;

•	all obligations of Pinnacle Financial in respect of letters of credit, security purchase facilities or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations of Pinnacle Financial to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•

indebtedness of Pinnacle Financial secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Pinnacle Financial but excluding any obligations of Pinnacle Financial which are treated as capitalized leases under generally accepted accounting principles, or GAAP;

•

Pinnacle Financial’s obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

•	purchase money and similar obligations (including any obligations of Pinnacle Financial which are treated as capitalized leases under GAAP);

•	obligations to general creditors of Pinnacle Financial;

•

a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Pinnacle Financial which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

•

all obligations of the type referred to in the foregoing bullet points above of other persons or entities for the payment of which Pinnacle Financial is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP;

•

all obligations of the type referred to in the foregoing bullet points above of other persons or entities secured by any lien on any property or assets of Pinnacle Financial, whether or not such obligation is assumed by Pinnacle Financial; and

•	any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing;

provided, however, senior indebtedness excludes:

•

any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities;

•

any such indebtedness, obligation or liability which is subordinated to indebtedness of Pinnacle Financial to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated;

•	any indebtedness to a subsidiary of Pinnacle Financial;

•	any trade account payables in the ordinary course of business; and

•	the subordinated debt securities.

The subordinated debt securities will rank senior to all of Pinnacle Financial’s equity securities, including its preferred stock, whether now outstanding or subsequently created.

The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Pinnacle Financial.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture, with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of interest on the debt securities when due and the default continues for a period of 30 days or more;

•	default in the payment of the principal amount, or premium, if any, on the debt securities when due either at maturity, upon redemption, by declaration or otherwise;

•	default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;

•

default in the performance, or breach, of any covenant or agreement in the indenture and the default or breach continues for a period of 90 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

•	specified events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or Pinnacle Bank have occurred; or

•	any other event of default provided with respect to the debt securities of a series.

Except as provided for otherwise in a supplemental indenture, no event of default with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. Unless otherwise provided by the terms of an applicable series of debt securities, if an event of default under the indentures occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an event of default resulting from specified events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities may become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities.

After a declaration of acceleration and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing events of default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal, premium, if any, or interest on any outstanding debt security, a default in the payment of any sinking or purchase fund or analogous obligation with respect to the debt securities of such series or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	such holder has previously given written notice to the trustee of a continuing event of default;

•

the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the event of default,

•	the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice, and

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request;

provided, however, the holder of any debt security has the right to receive payment of the principal of and interest, if any, on, and any additional amounts in respect of, such debt security on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

The indentures require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to any default in the performance of any of our covenants, conditions, or agreements contained in the indenture.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Pinnacle Financial and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;

•	reduce the principal amount on the debt securities;

•	change the method of computing the amount of principal or any interest of any debt security;

•	change or waive the redemption or repayment provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid or the place of payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	adversely affect the ranking or priority of the debt securities of any series; or

•	release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence a successor to Pinnacle Financial;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefits of the holders of all or any series of debt securities;

•	to add guarantors or co-obligors with respect to any series of debt securities;

•	to secure any series of debt securities;

•	to establish the form or terms of any series of debt securities;

•	to add additional events of default with respect to all or any series of debt securities;

•	to add additional provisions as may be expressly permitted by the Trust Indenture Act;

•	to comply with the requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee; or

•	to make any change that does not adversely affect in any material respect the interests of any holder of the debt securities of a series.

Satisfaction, Discharge and Covenant Defeasance

The indentures provide that we may terminate our obligations under the indenture with respect to any series of debt securities, when:

•	either:

•	all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or

•

all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

The indentures also provide that we may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, obligations, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, the indentures provide that we may elect to have our obligations released with respect to certain covenants in the indentures (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of such series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount; or

•

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

•	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable),

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same Federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•	if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under that Act or exempt from registration; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Restrictive Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•	the identity of the warrant agent;

•	any mandatory or optional redemption provision;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.

General

We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	material United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Pinnacle Financial, the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling securityholders may enter into option, share lending or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling securityholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.

EXPERTS

The consolidated financial statements of Pinnacle Financial as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of Pinnacle Financial’s internal control over financial reporting as of December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in its reports appearing in our Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference in this prospectus. Pinnacle Financial’s consolidated financial statements as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 are incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance on Crowe LLP’s reports, given on the authority of such firm as experts in auditing and accounting.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

3,480,000 Depositary Shares Each Representing a 1/40th Interest in a Share of

6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Keefe, Bruyette & Woods	J.P. Morgan	Raymond James
A Stifel Company

June 8, 2020